UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported):  July 7, 2011

PriceSmart, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-22793	33-0628530
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9740 Scranton Road, San Diego, CA 92121
(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (858) 404-8800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.    Results of Operations and Financial Condition.

On July 7, 2011, PriceSmart, Inc. issued a press release regarding its results of operations for its third quarter ended May 31, 2011.  A copy of the press release is furnished herewith as Exhibit 99.1.  Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein and herein shall be deemed “furnished” and not “filed” for purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability under that section.

Item 8.01.    Other Events

In May 2011 the Company entered into an option agreement to acquire approximately 131,524 square feet of land in Cali, Colombia upon which the Company anticipates constructing its second warehouse club in Colombia.

Item 9.01.   Financial Statements and Exhibits.

(d)	The following exhibit is furnished herewith:

Exhibit No.	Description
99.1	Press Release of PriceSmart, Inc. dated July 7, 2011.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 7, 2011	/S/ JOHN M. HEFFNER
John M. Heffner
Executive Vice President and Chief Financial Officer
(Principal Financial Officer and
Principal Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of PriceSmart, Inc. dated July 7, 2011.

PriceSmart Announces Third Quarter Results of Operations
And Option Agreement to Purchase Land in Cali, Colombia

San Diego, CA (July 7, 2011) – PriceSmart, Inc. (NASDAQ: PSMT, www.pricesmart.com) today announced its results of operations for the third quarter of fiscal year 2011 which ended on May 31, 2011.

For the third quarter of fiscal year 2011, net warehouse club sales increased 23.6% to $421.6 million from $341.2 million in the third quarter of fiscal year 2010.  Total revenue for the third quarter was $431.1 million, compared to $348.6 million in the prior year.  The Company had 28 warehouse clubs in operation as of May 2011 compared to 27 warehouse clubs in 2010.

The Company recorded operating income during the quarter of $22.4 million, as compared to operating income of $18.1 million in the prior year.  Net income attributable to PriceSmart was $16.3 million, or $0.55 per diluted share, in the third quarter of fiscal 2011 as compared to $12.0 million, or $0.40 per diluted share, in the third quarter of fiscal 2010. During the quarter the Company recorded approximately $1.2 million, or approximately $0.04 per diluted share, in gains on the sale of property in Panama.

For the first nine months of fiscal year 2011, net warehouse club sales increased 22.8% to $1,239.2 million from $1,008.8 million in the first nine months of fiscal year 2010.  Total revenues for the first nine months of the fiscal year increased 23.0% to $1,266.8 million from $1,030.2 million in the same period of the prior year.  For the first nine months of fiscal year 2011, the Company recorded operating income of $72.2 million and net income attributable to PriceSmart of $49.1 million, or $1.65 per diluted share.  During the same nine month period in fiscal year 2010, the Company recorded operating income of $54.7 million and net income attributable to PriceSmart of $36.1 million, or $1.21 per diluted share.

The Company entered into an option agreement in May 2011, to acquire approximately 131,524 square feet of land in Cali, Colombia upon which the Company anticipates constructing its second warehouse club in Colombia.  The transaction, which is subject to certain contingencies, is currently planned to close in the first quarter of fiscal year 2012.

About PriceSmart

PriceSmart, headquartered in San Diego, owns and operates U.S.-style membership shopping warehouse clubs in Central America and the Caribbean, selling high quality merchandise at low prices to PriceSmart members. PriceSmart now operates 28 warehouse clubs in 11 countries and one U.S. territory (five in Costa Rica; four each in Panama and Trinidad; three each in Guatemala and Dominican Republic; two each in El Salvador and Honduras; and one each in Aruba, Barbados, Jamaica, Nicaragua and the United States Virgin Islands).

This press release may contain forward-looking statements concerning the Company's anticipated future revenues and earnings, adequacy of future cash flow and related matters.  These forward-looking statements include, but are not limited to, statements containing the words “expect,” “believe,” “will,” “may,” “should,” “project,” “estimate,” “anticipated,” “scheduled,” and like expressions, and the negative thereof.  These statements are subject to risks and uncertainties that could cause actual results to differ materially, including the following risks: the Company’s financial performance is dependent on international operations which exposes the Company to various risks; any failure by the Company to manage its widely dispersed operations could adversely affect its business; the Company faces significant competition; the Company may encounter difficulties in the shipment of, and risks inherent in the acquisition and importation of, merchandise to its warehouse clubs; the Company is exposed to weather and other natural disaster risks; declines in the economies of the countries in which the Company operates its warehouse clubs would harm its business; a few of the Company's stockholders own nearly 33% of the Company's voting stock, which may make it difficult to complete some corporate transactions without their support and may impede a change in control; the loss of key personnel could harm the Company’s business; the Company is subject to volatility in foreign currency exchange; the Company faces the risk of exposure to product liability claims, a product recall and adverse publicity; a determination that the Company's long-lived or intangible assets have been impaired could adversely affect the Company's future results of operations and financial position; although the Company takes steps to continuously review, enhance, and implement improvements to its internal controls, there may be material weaknesses or significant deficiencies that the Company has not yet identified; as well as the other risks detailed in the Company's U.S. Securities and Exchange Commission (“SEC”) reports, including the Company's Annual Report on Form 10-K filed for the year ended August 31, 2010 filed pursuant to the Securities Exchange Act of 1934 on November 9, 2010.  We assume no obligation and expressly disclaim any duty to update any forward-looking statement to reflect events or circumstances after the date of this presentation or to reflect the occurrence of unanticipated events.

For further information, please contact John M. Heffner, Principal Financial Officer and Principal Accounting Officer (858) 404-8826.

PRICESMART, INC.
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED—AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

	Three Months Ended		Nine Months Ended
	May 31,		May 31,
	2011	2010	2011	2010
Revenues:
Net warehouse club sales	$421,637	$341,215	$1,239,232	$1,008,760
Export sales	1,890	868	5,170	2,461
Membership income	5,824	5,056	16,825	14,532
Other income	1,797	1,477	5,610	4,404
Total revenues	431,148	348,616	1,266,837	1,030,157
Operating expenses:
Cost of goods sold:
Net warehouse club	358,535	288,289	1,050,921	854,873
Export	1,804	825	4,906	2,314
Selling, general and administrative:
Warehouse club operations	38,819	31,834	111,192	92,109
General and administrative	9,293	8,752	26,977	24,987
Pre-opening expenses	284	840	672	1,126
Total operating expenses	408,735	330,540	1,194,668	975,409
Operating income	22,413	18,076	72,169	54,748
Other income (expense):
Interest income	300	122	667	460
Interest expense	(984)	(595)	(3,012)	(1,859)
Other income (expense), net	1,838	(240)	1,535	(247)
Total other income (expense)	1,154	(713)	(810)	(1,646)
Income from continuing operations before provision for income taxes and loss of unconsolidated affiliates	23,567	17,363	71,359	53,102
Provision for income taxes	(7,199)	(5,309)	(22,093)	(16,901)
Loss of unconsolidated affiliates	(3)	(6)	(45)	(11)
Income from continuing operations	16,365	12,048	49,221	36,190
Income (loss) from discontinued operations, net of tax	(75)	(4)	(161)	40
Net income including noncontrolling interest	16,290	12,044	49,060	36,230
Net (loss) attributable to noncontrolling interest	—	(20)	—	(132)
Net income attributable to PriceSmart	$16,290	$12,024	$49,060	$36,098

Net income per share attributable to PriceSmart and available for distribution:
Basic net income per share from continuing operations	$0.55	$0.40	$1.65	$1.21
Basic net income (loss) per share from discontinued operations, net of tax	$—	$—	$—	$—
Basic net income per share	$0.55	$0.40	$1.65	$1.21

Diluted net income per share from continuing operations	$0.55	$0.40	$1.65	$1.21
Diluted net income (loss) per share from discontinued operations, net of tax	$—	$—	$—	$—
Diluted net income per share	$0.55	$0.40	$1.65	$1.21
Shares used in per share computations:
Basic	29,493	29,336	29,422	29,221
Diluted	29,502	29,345	29,430	29,253
Dividends per share	$0.00	$0.00	$0.60	$0.50

PRICESMART, INC.
CONSOLIDATED BALANCE SHEETS
(AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

	May 31,
	2011	August 31,
	(Unaudited)	2010
ASSETS
Current Assets:
Cash and cash equivalents	$65,846	$73,346
Short-term restricted cash	1,240	1,240
Receivables, net of allowance for doubtful accounts of $13 and $15 as of May 31, 2011 and August 31, 2010, respectively	3,865	2,855
Merchandise inventories	167,687	131,190
Deferred tax assets – current	4,491	3,639
Prepaid expenses and other current assets	27,969	21,879
Assets of discontinued operations	507	692
Total current assets	271,605	234,841
Long-term restricted cash	20,590	5,640
Property and equipment, net	281,389	265,544
Goodwill	37,465	37,471
Deferred tax assets – long term	14,452	16,637
Other assets	4,127	4,341
Investment in unconsolidated affiliates	8,063	8,091
Total Assets	$637,691	$572,565
LIABILITIES AND EQUITY
Current Liabilities:
Short-term borrowings	$4,642	$3,551
Accounts payable	137,756	124,401
Accrued salaries and benefits	11,904	10,911
Deferred membership income	10,950	9,729
Income taxes payable	7,141	6,615
Other accrued expenses	10,865	12,095
Dividends payable	8,970	—
Long-term debt, current portion	7,767	7,715
Deferred tax liability – current	429	357
Liabilities of discontinued operations	194	109
Total current liabilities	200,618	175,483
Deferred tax liability – long-term	1,824	1,198
Long-term portion of deferred rent	3,895	3,272
Long-term income taxes payable, net of current portion	3,087	3,564
Long-term debt, net of current portion	60,030	53,005
Total liabilities	269,454	236,522
Equity:
Common stock, $0.0001 par value, 45,000,000 shares authorized; 30,691,147 and 30,624,666 shares issued and 29,896,954 and 29,897,909 shares outstanding (net of treasury shares) as of May 31, 2011 and August 31, 2010, respectively.	3	3
Additional paid-in capital	382,588	379,368
Tax benefit from stock-based compensation	5,366	4,490
Accumulated other comprehensive loss	(17,091)	(16,672)
Retained earnings (accumulated deficit)	15,543	(15,578)
Less: treasury stock at cost; 794,193 and 726,757 shares as of May 31, 2011 and August 31, 2010, respectively.	(18,172)	(15,568)
Total PriceSmart stockholders’ equity and total equity	368,237	336,043
Total Liabilities and Equity	$637,691	$572,565